Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Third Quarter 2015 Results
Third Quarter Fuel Sales Volume Up 7.1%, Nonfuel Revenue Up 10.3%
Recently Completed and Pending Acquisitions to Increase C-Store Business to Over 200 Locations
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Westlake, OH (November 9, 2015): TravelCenters of America LLC (NYSE: TA) today announced financial results for the three and nine months ended September 30, 2015:

(in thousands, except per share unless indicated otherwise)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$1,508,993	$2,009,217	$4,499,577	$6,052,635
Income before income taxes	15,983	22,238	48,485	46,018
Net income	9,826	12,796	29,327	26,627

Net income per share:
Basic and diluted	$0.26	$0.34	$0.76	$0.71

Supplemental Data:
Total fuel sales volume (gallons)	550,306	513,611	1,585,711	1,525,663
Total fuel revenues	$1,031,146	$1,575,763	$3,159,399	$4,823,581
Fuel gross margin	102,550	98,352	311,224	289,792
Fuel gross margin per gallon (in cents)	18.64	19.15	19.63	18.99

Total nonfuel sales	$474,646	$430,272	$1,330,786	$1,219,792
Nonfuel gross margin	252,729	230,602	722,157	659,739
Nonfuel gross margin percentage	53.2%	53.6%	54.3%	54.1%

Adjusted EBITDA(1)	$38,470	$42,837	$128,534	$106,746
Adjusted EBITDAR(1)	99,086	97,197	298,062	269,041

(1)
A reconciliation of earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt, or Adjusted EBITDA, and Adjusted EBITDA excluding rent expense, or Adjusted EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary
Fuel sales volume for the 2015 third quarter increased by 36.7 million gallons, or 7.1%, compared to the 2014 third quarter due to sites acquired since the beginning of the 2014 third quarter and increased same site fuel sales volume. Fuel revenue for the 2015 third quarter declined by $544.6 million, or 34.6%, primarily due to the significantly lower market prices for fuel in the 2015 third quarter than in the 2014 third quarter. Fuel gross margin per gallon for the 2015 third quarter decreased to $0.186 compared to $0.191 for the 2014 third quarter, primarily due to a favorable purchasing experience in 2014 that did not recur in 2015. In total, fuel gross margin for the 2015 third quarter increased by $4.2 million, or 4.3%, compared to the 2014 third quarter.
Nonfuel revenue for the 2015 third quarter increased by $44.4 million, or 10.3%, compared to the 2014 third quarter due to both increases in sales at sites acquired since the beginning of the 2014 third quarter and a $20.8 million, or 4.9%, increase on a same site basis due to favorable marketing initiatives.
Adjusted EBITDAR for the 2015 third quarter increased by $1.9 million, or 1.9%, compared to the 2014 third quarter due to sites acquired since the beginning of the 2014 third quarter and a 2.5% increase in site level gross margin in excess of site level operating expense on a same site basis.
Net income for the 2015 third quarter was $9.8 million, or $0.26 per share, compared to $12.8 million, or $0.34 per share for the 2014 third quarter. The change in net income is primarily due to increased operating expenses associated with newly acquired sites and higher rent expense as a result of the transactions with Hospitality Properties Trust, or HPT, as described below, partially offset by increases in fuel gross margin and nonfuel gross margin. Net income for the 2015 third quarter was also impacted by acquisition costs of $1.8 million and site staff training and other integration costs primarily associated with the 153 sites that TA acquired during the first nine months of 2015.
Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2015 third quarter results:
"Our 2015 third quarter operating results were solid, with fuel margin per gallon of $0.186, fuel volume up 7.1%, and nonfuel revenue growth of 10.3% and Adjusted EBITDAR up 1.9%.

"During the first three quarters of 2015, TA invested $319.4 million to acquire and renovate a combined 153 travel centers and convenience stores. While I am pleased with the progress we are making with these acquisitions and renovations to date, I expect their contribution to our operating results will increase as we continue the integration of these sites into our purchasing and marketing programs."

Investment Activity
Acquisition and Development Activity
Financial results for the 218 locations (37 travel centers and 181 convenience stores) TA has acquired from 2011 through the third quarter of 2015 continued to improve as the capital improvements at those locations were completed and their operations continued to stabilize. Capital improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete; and, after being completed, the improved travel centers require a period of time to become part of our customers' supply networks and produce stabilized financial results. TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition and that the convenience stores it acquires generally will reach stabilization in approximately one year after acquisition, but actual results can vary widely from these estimates due to many factors, some of which are outside TA’s control. The table below shows the number of properties acquired by year, the amounts TA has invested in these properties through September 30, 2015, and the total estimated additional amounts TA currently intends to invest in the near future in these properties.

(amounts in thousands, except numbers of properties)
Travel Centers Acquired	2011 and 2012	2013	2014	Nine Months Ended September 30, 2015	Total	Pending at September 30, 2015
Number acquired	20	10	4	3	37	—

Acquisition and completed renovation costs	$164,583	$92,060	$41,751	$11,023	$309,417	$—
Remaining estimated renovation cost(1)	—	9,675	12,936	15,828	38,439	—
Total investment	$164,583	$101,735	$54,687	$26,851	$347,856	$—

Convenience Stores Acquired	2011 and 2012	2013	2014	Nine Months Ended September 30, 2015	Total	Pending at September 30, 2015
Number acquired	—	31	—	150	181	44

Acquisition and completed renovation costs	$—	$66,491	$—	$265,252	$331,743	$83,450
Remaining estimated renovation cost(1)	—	—	—	27,321	27,321	8,435
Total investment	$—	$66,491	$—	$292,573	$359,064	$91,885

(1) Estimated renovation costs are subject to change.
The 37 travel centers and 181 convenience stores acquired by TA since the beginning of 2011 through September 30, 2015, have produced, from the beginning of each period or, if later, the dates TA began to operate them, the following amounts of revenues in excess of cost of goods sold and site level operating expenses:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
Revenues in excess of cost of goods sold and site level operating expenses	$20,419	$16,003	$72,684	$48,480
During the fourth quarter of 2015 to date, TA completed the purchase of eight convenience stores located in Wisconsin, for an aggregate of $23.0 million. TA currently has agreements to acquire an additional 36 convenience stores for an aggregate of $60.5 million. These 36 sites are located in Wisconsin (17), Ohio (10), Illinois (5), Kansas (2) and Missouri (2). TA currently intends to continue to selectively acquire additional travel centers and convenience stores and to otherwise expand its business.
As of September 30, 2015, TA had begun construction of three travel centers and has plans to develop an additional two travel centers. These five development properties, which TA expects to sell to, and lease back from, HPT, upon their completion, are on land parcels TA owns. Through September 30, 2015, TA has spent $33.4 million (including land costs) on the five travel center sites under construction or where construction is planned. TA estimates that the remaining development costs of these five travel centers as of September 30, 2015, was $75.4 million. TA currently expects development of three of these travel centers to be completed during the first half of 2016 and development of the other two travel centers to be completed during the second half of 2016, or early 2017.

Agreements with Hospitality Properties Trust
On June 1, 2015, TA entered into a series of agreements with HPT pursuant to which, among other things, (i) TA and HPT amended and restated a prior lease that included 144 properties into four leases that will include 158 properties after the sale and lease back of the five development properties described above, with initial lease terms ending in 2026, 2028, 2029 and 2030 plus two 15 year renewal periods at TA's option; (ii) TA sold for $279.4 million to HPT 14 travel centers owned by TA and certain assets TA owned at 11 properties that TA leases from HPT and TA leased back these properties and assets from HPT; (iii) TA purchased from HPT for $45.0 million five travel centers that TA then leased from HPT; and (iv) TA agreed to sell to HPT five travel centers upon the completion of their development, which is expected to be before June 30, 2017, at a purchase price equal to their development costs, estimated to be no more than $118.0 million in the aggregate, and TA agreed to lease back these development properties.
During the 2015 third quarter, pursuant to these agreements, TA sold for $51.5 million two travel centers and TA owned assets at one property currently leased from HPT. This was the fourth closing of the transactions contemplated by these agreements, leaving only the sale and lease back of the five travel centers under development as the remaining uncompleted transactions expected to be completed under these agreements.
As of September 30, 2015, TA leased a total of 193 properties from HPT for total annual minimum rent of $251.8 million.
Supplemental Data
In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that TA believes may help investors better understand TA’s business. Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented and operating data for those sites that TA acquired since the beginning of 2011. A presentation of Adjusted EBITDA and Adjusted EBITDAR, and a reconciliation that shows the calculation of Adjusted EBITDA and Adjusted EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, and the reasons why management believes the presentation of these measures provides useful information to investors, also appears in the supplemental data.

Conference Call:
On Monday, November 9, 2015, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2015. Following management’s remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-902-6516. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10074261.
A live audio webcast of the conference call will also be available in a listen only mode on TA’s web site at www.ta-petro.com. To access the webcast, participants should visit TA’s web site about five minutes before the call. The archived webcast will be available for replay on TA’s web site for about one week after the call. The transcription, recording and retransmission in any way of TA’s third quarter conference call is strictly prohibited without the prior written consent of TA. The Company’s website is not incorporated as part of this press release.
About TravelCenters of America LLC:
TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, travel/convenience stores and other services which provide an efficient and enhanced travel experience. TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada. TA convenience stores operate principally under the “Minit Mart” brand name in 11 states and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

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TA HAS INVESTED OR EXPECTS TO INVEST TO ACQUIRE AND IMPROVE TRAVEL CENTERS AND CONVENIENCE STORES. TA EXPECTS THAT THESE PROPERTIES WILL PRODUCE STABILIZED FINANCIAL RESULTS SOMETIME AFTER TA MAKES THESE INVESTMENTS. THESE STATEMENTS MAY IMPLY THAT TA’S EXPECTED STABILIZATION OF THE ACQUIRED SITES IN FACT WILL BE REALIZED AND WILL RESULT IN INCREASES IN TA’S ADJUSTED EBITDA, ADJUSTED EBITDAR, OPERATING INCOME AND NET INCOME IN THE FUTURE. HOWEVER, MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY. ALSO, TA’S FUTURE ADJUSTED EBITDA, ADJUSTED EBITDAR, OPERATING INCOME AND NET INCOME WILL DEPEND UPON MANY FACTORS IN ADDITION TO THE RESULTS REALIZED FROM TA’S ACQUIRED SITES. ACCORDINGLY, FUTURE ADJUSTED EBITDA, ADJUSTED EBITDAR, OPERATING INCOME AND NET INCOME MAY NOT INCREASE BUT INSTEAD MAY DECLINE OR TA MAY EXPERIENCE LOSSES;

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TA'S FUEL SALES VOLUME AND ITS FUEL GROSS MARGIN INCREASED IN THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015, COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014. AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA'S FUEL SALES AND FUEL GROSS MARGIN WILL CONTINUE TO INCREASE. THE DECLINES IN FUEL COMMODITY PRICING EXPERIENCED DURING THE SECOND HALF OF 2014 AND THE FIRST NINE MONTHS OF 2015 MAY NOT CONTINUE, IN WHICH CASE, TA'S FUEL SALES AND/OR GROSS FUEL MARGIN MAY DECLINE. ALSO, IF THE MARKET PRICING OF FUEL PRODUCTS GENERALLY INCREASES, TA'S FUEL SALES AND FUEL GROSS MARGIN MAY DECLINE. IN ADDITION TO FUEL PRICES, CUSTOMER DEMAND, FUEL CONSERVATION MEASURES, COMPETITIVE CONDITIONS, AND SUPPLY AND DEMAND FACTORS, AMONG OTHER FACTORS, SIGNIFICANTLY IMPACT TA'S FUEL SALES VOLUME AND/OR FUEL MARGIN AND MANY OF THESE FACTORS ARE OUTSIDE TA'S CONTROL. TA'S FUEL SALES VOLUME AND FUEL MARGIN MAY DECLINE FROM RECENT LEVELS;

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TA'S OPERATING RESULTS REFLECT INCREASES IN NONFUEL SALES AND GROSS MARGIN, INCLUDING ON A SAME SITE BASIS. THIS MAY IMPLY THAT TA'S NONFUEL SALES AND MARGIN WILL CONTINUE TO IMPROVE. HOWEVER, CUSTOMER DEMAND AND COMPETITIVE CONDITIONS, AMONG OTHER FACTORS, MAY SIGNIFICANTLY IMPACT TA'S NONFUEL SALES LEVELS AND TA'S COSTS FOR THEIR NONFUEL PRODUCTS MAY INCREASE IN THE FUTURE BECAUSE OF INFLATION OR OTHER REASONS. IF TA IS NOT ABLE TO PASS INCREASED NONFUEL COSTS TO THEIR CUSTOMERS, IF TA'S NONFUEL SALES VOLUMES DECLINE OR IF TA'S NONFUEL SALES MIX CHANGES IN A MANNER THAT NEGATIVELY IMPACTS TA'S NONFUEL MARGIN, TA'S NONFUEL SALES AND MARGIN MAY DECLINE;

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TA HAS MADE ACQUISITIONS, HAS AGREED TO MAKE ADDITIONAL ACQUISITIONS AND INTENDS TO BUILD NEW TRAVEL CENTERS ON LAND THAT IT OWNS. IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THESE ACQUISITIONS AND DEVELOPMENT PROPERTIES WILL BE COMPLETED AND THAT THEY WILL IMPROVE TA’S FUTURE PROFITABILITY. HOWEVER, TA'S PLANNED ACQUISITIONS ARE SUBJECT TO CLOSING CONDITIONS WHICH MAY NOT BE MET AND THE ACQUISITIONS MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR COSTS AND OTHER TERMS MAY CHANGE. THERE ARE MANY FACTORS THAT MAY RESULT IN TA NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS AT PRICES OR COSTS THAT YIELD POSITIVE RETURNS ON TA'S

INVESTMENTS. COMPETITION FOR SUCH ACQUISITIONS FROM OTHER BUYERS, TA’S INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT TA NEEDS TO USE ITS AVAILABLE FUNDS FOR OTHER PURPOSES MAY PREVENT TA FROM ACQUIRING ADDITIONAL SITES. TA MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH PENDING ACQUISITIONS OR DEVELOPMENT PROJECTS. ALTHOUGH TA HAS AGREEMENTS WITH HPT TO PURCHASE AND LONG TERM LEASE THE DEVELOPMENT PROPERTIES UPON THEIR COMPLETION, HPT'S PURCHASES ARE SUBJECT TO CONDITIONS AND THOSE CONDITIONS MAY NOT BE SATISFIED. ALSO, TA'S DEVELOPMENT COSTS COULD EXCEED THE MAXIMUM AMOUNT HPT HAS AGREED TO FUND. MOREOVER, MANAGING AND INTEGRATING ACQUIRED AND NEWLY CONSTRUCTED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND WILL INVOLVE RISKS OF FINANCIAL LOSSES. TA MAY NOT OPERATE ITS ACQUIRED OR NEWLY DEVELOPED LOCATIONS PROFITABLY OR AS PROFITABLY AS IT NOW EXPECTS;

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TA CURRENTLY PLANS TO INVEST TO RENOVATE PROPERTIES ACQUIRED SINCE THE BEGINNING OF 2013 AND TA HAS ENTERED AGREEMENTS TO ACQUIRE ADDITIONAL CONVENIENCE STORES. AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA HAS SUFFICIENT CAPITAL TO MAKE THE INVESTMENTS TA HAS IDENTIFIED AS WELL AS OTHERS THAT IT HAS NOT YET IDENTIFIED. HOWEVER, THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT FUNDING FOR FUTURE CAPITAL INVESTMENTS OR ACQUISITIONS. TA’S BUSINESS REQUIRES REGULAR AND SUBSTANTIAL CAPITAL INVESTMENTS TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND TO GROW TA'S BUSINESS. THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PREDICT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND THE PROCEEDS FROM TA'S SALES OF IMPROVEMENTS, IF ANY, TO HPT MAY BE LESS THAN ANTICIPATED. CURRENTLY UNANTICIPATED PROJECTS THAT TA MAY BE REQUIRED TO COMPLETE IN THE FUTURE (AS A RESULT OF GOVERNMENT PROGRAMS OR REGULATION, ADVANCES OR CHANGES MADE BY TA’S COMPETITION, DEMANDS OF TA’S CUSTOMERS, OR FOR OTHER REASONS) MAY ARISE AND CAUSE TA TO SPEND MORE OR LESS THAN CURRENTLY ANTICIPATED. SOME CAPITAL PROJECTS TAKE MORE TIME TO COMPLETE THAN ANTICIPATED. AS A RESULT OF MARKET CONDITIONS OR OTHER CONSIDERATIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER CAPITAL EXPENDITURES IN THE FUTURE. ALSO, TA MAY BE UNABLE TO ACCESS REASONABLY PRICED CAPITAL TO FUND ITS INVESTMENTS;

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TA’S GROWTH STRATEGY TO SELECTIVELY ACQUIRE ADDITIONAL LOCATIONS AND BUSINESSES AND TO OTHERWISE GROW ITS BUSINESS MAY IMPLY THAT TA WILL BE ABLE TO IDENTIFY AND COMPLETE ADDITIONAL ACQUISITIONS, THAT IT WILL BE ABLE TO OTHERWISE GROW ITS BUSINESS AND THAT ANY ACQUISITIONS OR GROWTH INITIATIVES TA MAY MAKE OR PURSUE WILL IMPROVE ITS PROFITABILITY. HOWEVER, TA MAY NOT SUCCEED IN IDENTIFYING OR ACQUIRING OTHER PROPERTIES AND BUSINESSES OR OTHERWISE GROWING ITS BUSINESS, AND ACQUISITIONS TA MAY MAKE AND OTHER GROWTH INITIATIVES IT MAY PURSUE MAY NOT IMPROVE TA'S PROFITS;

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UNDER TA'S JUNE 2015 AGREEMENTS WITH HPT, TA AGREED TO SELL TO HPT UPON COMPLETION OF THEIR DEVELOPMENT, FIVE FULL SERVICE TRAVEL CENTERS FOR TA'S DEVELOPMENT AND LAND COSTS, ESTIMATED TO BE UP TO $118 MILLION. TA'S AND HPT'S OBLIGATIONS UNDER THESE AGREEMENTS ARE SEPARATE CONTRACTUAL OBLIGATIONS THAT ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF LARGE, COMPLEX REAL ESTATE TRANSACTIONS. SOME OF THESE TERMS AND CONDITIONS MAY NOT BE SATISFIED AND, AS A RESULT, SOME OF THESE TRANSACTIONS MAY BE DELAYED, MAY NOT OCCUR OR THE TERMS MAY CHANGE; AND

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TA’S PRESIDENT AND CEO HAS STATED IN THIS EARNINGS RELEASE HIS EXPECTATIONS THAT TA'S OPERATING RESULTS WILL INCREASE WITH RESPECT TO CERTAIN TA LOCATIONS ON WHICH TA HAS EXPENDED SIGNIFICANT AMOUNTS TO ACQUIRE AND RENOVATE. THE PERFORMANCE OF THESE PROPERTIES WILL BE SUBJECT TO VARIOUS RISKS AND FACTORS, SOME OF WHICH ARE OUTSIDE TA'S CONTROL. THE PERFORMANCE OF THESE PROPERTIES MAY NOT IMPROVE AND COULD DECLINE AND TA MAY NOT REALIZE CURRENTLY EXPECTED PROFITS ON ITS INVESTMENTS IN THESE PROPERTIES.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

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THE TREND TOWARDS IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION PRACTICES EMPLOYED BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS;

•	COMPETITION WITHIN THE TRAVEL CENTER AND CONVENIENCE STORE INDUSTRIES MAY ADVERSELY IMPACT TA'S FINANCIAL RESULTS;

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FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS;

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FUTURE COMMODITY FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS AND THE GENERAL AVAILABILITY OF, DEMAND FOR AND PRICING CHARACTERISTICS OF DIESEL FUEL MAY CHANGE IN WAYS WHICH LOWER THE PROFITABILITY ASSOCIATED WITH SELLING DIESEL FUEL TO TRUCKING CUSTOMERS;

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TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES. IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES. ALSO, IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY INCREASE TA'S WORKING CAPITAL REQUIREMENTS. THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•	ACQUISITIONS AND PROPERTY DEVELOPMENTS MAY SUBJECT TA TO GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

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MOST OF TA’S TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, MOST OF WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES. THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS. FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA AND CHARGE TA FEES FOR THESE SERVICES. COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

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COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS MAY INCREASE TA'S OPERATING COSTS AND REDUCE OR ELIMINATE TA'S PROFITS;

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TA IS ROUTINELY INVOLVED IN LITIGATION. DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS. LITIGATION IS USUALLY EXPENSIVE AND CAN BE DISTRACTING TO MANAGEMENT. TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•	ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S FINANCIAL RESULTS; AND

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ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS RELATIONSHIPS WITH ITS RELATED PARTIES, INCLUDING HPT, THE RMR GROUP LLC (FORMERLY KNOWN AS REIT MANAGEMENT & RESEARCH LLC), AFFILIATES INSURANCE COMPANY, AND OTHERS AFFILIATED WITH THEM, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH RELATED PARTIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2015, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS. COPIES OF TA’S PERIODIC REPORTS, ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30, 2015
	2015	2014
Revenues:
Fuel	$1,031,146	$1,575,763
Nonfuel	474,646	430,272
Rent and royalties from franchisees	3,201	3,182
Total revenues	1,508,993	2,009,217

Cost of goods sold (excluding depreciation):
Fuel	928,596	1,477,411
Nonfuel	221,917	199,670
Total cost of goods sold	1,150,513	1,677,081

Operating expenses:
Site level operating	229,215	208,908
Selling, general and administrative	29,760	26,927
Real estate rent	60,616	54,360
Depreciation and amortization	17,445	16,617
Total operating expenses	337,036	306,812

Income from operations	21,444	25,324

Acquisition costs	1,755	176
Interest expense, net	5,042	3,982
Income from equity investees	1,336	1,072
Income before income taxes	15,983	22,238
Provision for income taxes	6,157	9,442
Net income	$9,826	$12,796

Net income per common share:
Basic and diluted	$0.26	$0.34
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Nine Months Ended September 30, 2015
	2015	2014
Revenues:
Fuel	$3,159,399	$4,823,581
Nonfuel	1,330,786	1,219,792
Rent and royalties from franchisees	9,392	9,262
Total revenues	4,499,577	6,052,635

Cost of goods sold (excluding depreciation):
Fuel	2,848,175	4,533,789
Nonfuel	608,629	560,053
Total cost of goods sold	3,456,804	5,093,842

Operating expenses:
Site level operating	657,133	612,005
Selling, general and administrative	87,438	78,823
Real estate rent	169,528	162,295
Depreciation and amortization	53,086	48,542
Total operating expenses	967,185	901,665

Income from operations	75,588	57,128

Acquisition costs	3,296	935
Interest expense, net	16,461	12,186
Income from equity investees	3,156	2,011
Loss on extinguishment of debt	10,502	—
Income before income taxes	48,485	46,018
Provision for income taxes	19,158	19,391
Net income	$29,327	$26,627

Net income per common share:
Basic and diluted	$0.76	$0.71
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$228,625	$224,275
Accounts receivable, net	115,430	96,478
Inventories	185,436	172,750
Other current assets	69,702	69,029
Total current assets	599,193	562,532

Property and equipment, net	904,860	765,828
Goodwill and intangible assets, net	80,570	54,550
Other noncurrent assets	43,724	42,264
Total assets	$1,628,347	$1,425,174

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$147,315	$123,084
Current HPT Lease Liabilities	36,171	31,637
Other current liabilities	178,106	112,417
Total current liabilities	361,592	267,138

Long term debt	230,000	230,000
Noncurrent HPT Lease liabilities	389,568	332,934
Other noncurrent liabilities	96,253	76,492
Total liabilities	1,077,413	906,564

Shareholders’ equity (38,398 and 38,336 common shares outstanding at September 30, 2015, and December 31, 2014, respectively)	550,934	518,610
Total liabilities and shareholders’ equity	$1,628,347	$1,425,174
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Calculation of Adjusted EBITDA and Adjusted EBITDAR(1):
Net income	$9,826	$12,796	$29,327	$26,627
Add: income taxes	6,157	9,442	19,158	19,391
Add: depreciation and amortization	17,445	16,617	53,086	48,542
Add: interest expense, net(2)	5,042	3,982	16,461	12,186
Add: loss on extinguishment of debt	—	—	10,502	—
Adjusted EBITDA	38,470	42,837	128,534	106,746
Add: real estate rent expense(3)	60,616	54,360	169,528	162,295
Adjusted EBITDAR	$99,086	$97,197	$298,062	$269,041

(1)
TA calculates Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt; and TA calculates Adjusted EBITDAR as Adjusted EBITDA plus real estate rent expense. TA believes Adjusted EBITDA and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that Adjusted EBITDA and Adjusted EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. This information should not be considered as an alternative to net income, income from operations, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. Also, Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.

(2)    Interest expense, net, included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Interest related to TA’s Senior Notes and Credit Facility	$4,913	$2,663	$14,746	$8,042
Rent classified as interest	446	1,471	2,866	4,412
Amortization of deferred financing costs	232	171	688	509
Capitalized interest	(309)	(170)	(720)	(599)
Interest income	(260)	(227)	(1,292)	(311)
Other	20	74	173	133
Interest expense, net	$5,042	$3,982	$16,461	$12,186

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

(3)    Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases. Cash paid under real property lease agreements was $65,138 and $58,545 during the three months ended September 30, 2015 and 2014, respectively, while the total rent amounts expensed during the three months ended September 30, 2015 and 2014, were $60,616 and $54,360, respectively. Cash paid under real property lease agreements was $186,676 and $174,608 for the nine months ended September 30, 2015 and 2014, respectively, while the total rent amounts expensed during the nine months ended September 30, 2015 and 2014, were $169,528 and $162,295, respectively. GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term. In addition, under GAAP, a portion of the rent TA paid to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale leaseback financing obligation liability. Also, under GAAP, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back. A reconciliation of these amounts is as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash payments to HPT for rent	$62,445	$55,771	$178,818	$166,520
Rent paid to others(A)	2,693	2,774	7,858	8,088
Total cash payments under real property leases	65,138	58,545	186,676	174,608
Change in accrued estimated percentage rent	(878)	72	(1,275)	670
Adjustments to recognize rent expense on a straight line basis – HPT	(52)	(332)	(4,639)	(1,232)
Adjustments to recognize expense on a straight line basis for other leases	(87)	(71)	(288)	(195)
Less sale leaseback financing obligation amortization	(64)	(595)	(1,132)	(1,778)
Less portion of rent payments recognized as interest expense	(446)	(1,471)	(2,866)	(4,412)
Less deferred tenant improvements allowance amortization	(942)	(1,692)	(4,077)	(5,077)
Amortization of deferred gain on sale leaseback transactions	(2,053)	(96)	(2,871)	(289)
Total amount expensed as rent	$60,616	$54,360	$169,528	$162,295

(A)	Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

TRAVELCENTERS OF AMERICA LLC
SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

SUPPLEMENTAL SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the locations in operation on September 30, 2015, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of four locations TA operates that are owned by a joint venture. This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses.

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	2015	2014	Change	2015	2014	Change
Number of company operated locations	247	247	—	246	246	—

Fuel sales volume (gallons)	512,622	502,235	2.1%	1,509,089	1,493,381	1.1%

Fuel revenues	$953,621	$1,541,142	(38.1)%	$2,999,521	$4,724,300	(36.5)%
Fuel gross margin	94,838	97,216	(2.4)%	297,064	286,057	3.8%

Nonfuel revenues	$446,702	$425,917	4.9%	$1,273,687	$1,209,078	5.3%
Nonfuel gross margin	243,399	229,058	6.3%	701,382	655,204	7.0%
Nonfuel gross margin percentage	54.5%	53.8%	70pts	55.1%	54.2%	90pts

Total gross margin	$338,237	$326,274	3.7%	$998,446	$941,261	6.1%
Site level operating expenses	216,417	207,472	4.3%	632,161	607,691	4.0%
Site level operating expenses as a percentage of nonfuel revenues	48.4%	48.7%	(30)pts	49.6%	50.3%	(70)pts
Site level gross margin in excess of site level operating expense	$121,820	$118,802	2.5%	$366,285	$333,570	9.8%

TRAVELCENTERS OF AMERICA LLC
RECENTLY ACQUIRED SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

SUPPLEMENTAL RECENTLY ACQUIRED SITE DATA
The following table presents operating data for the periods noted for all of the properties that TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown or the date TA began to operate the properties for its own account, if later.

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	2015	2014	Change	2015	2014	Change
Number of company operated locations	218	64	154	218	64	154

Total fuel sales volume (gallons)	96,373	68,987	39.7%	249,928	201,922	23.8%

Total fuel revenues	$185,966	$210,450	(11.6)%	$498,343	$633,729	(21.4)%
Total fuel gross margin	21,016	13,584	54.7%	52,620	37,252	41.3%

Total nonfuel revenues	98,339	66,207	48.5%	251,077	183,734	36.7%
Total nonfuel gross margin	42,662	31,256	36.5%	114,466	86,193	32.8%
Nonfuel gross margin percentage	43.4%	47.2%	(380)pts	45.6%	46.9%	(130)pts

Total gross margin	$63,678	$44,840	42.0%	$167,086	$123,445	35.4%
Site level operating expenses	43,259	28,837	50.0%	114,110	82,811	37.8%
Site level operating expenses as a percentage of nonfuel revenues	44.0%	43.6%	40pts	45.4%	45.1%	30pts
Site level gross margin in excess of site level operating expense	$20,419	$16,003	27.6%	$52,976	$40,634	30.4%

(End)